                                                                   EXHIBIT 6.6.2


                      FOURTH MORTGAGE EXTENSION AGREEMENT
                      -----------------------------------

     THIS FOURTH MORTGAGE EXTENSION AGREEMENT, dated January 26, 1999 (this "Agreement"), is made by and between MHC LENDING LIMITED PARTNERSHIP, an
 ---------
Illinois limited partnership having an office at c/o Manufactured Home Communities, Inc., Two North Riverside Plaza, Suite 800 Chicago, Illinois 60606 (together with its successors and assigns, "Mortgagee"), and MEADOWS
                                            ---------
PRESERVATION, INC., a Florida corporation having an office at 2555 PGA Boulevard, Palm Beach Gardens, Florida 33410 ("Mortgagor").
                                               ---------

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, Mortgagee is the holder of a Promissory Note, dated December 18, 1997, in the principal amount of $12,341,693.46 (the "Note"), made by Meadows
                                                      ----
Preservation, Inc. ("MPI-1") and due and payable on the date set forth in the Note;

     WHEREAS, the Note is secured, among other things, by a Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases and Rents (the "Mortgage"), dated December 18, 1997, and recorded on December 19,
            --------
1997 in Official Record Book 10145, Page 1538 of the Public Records of Palm Beach County, Florida;

     WHEREAS, the maturity date of the Note and Mortgage was extended by that certain Mortgage Extension Agreement dated March 30, 1998 recorded on May 14, 1998 in Official Record Book 10403, Page 97 of the Public Records of Palm Beach County, Florida, by that certain Mortgage Extension and Amendment Agreement dated August 19, 1998 recorded on September 3, 1998 in Official Record Book 10620, Page 1335 of the Public Records of Palm Beach County, Florida, and by that certain Third Mortgage Extension Agreement dated December 14, 1998 recorded on __________ in Official Record Book ______, Page __ of the Public Records of Palm Beach County, Florida;

     WHEREAS, as of the date of this Agreement, the principal amount outstanding under the Note and the Mortgage is $12,341,693.46, with interest thereon at the rate set forth in the Note; and

     WHEREAS, Mortgagor, the successor by mergers to MPI-1, and Mortgagee have agreed to further extend the Maturity Date, as hereinafter set forth.

     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00), the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, Mortgagor and Mortgagee hereby covenant and agree as follows:

     1.  Extension of Maturity Date.  Mortgagee hereby extends the Maturity Date
         --------------------------
to April 30, 1999.

     2.  Principal and Interest Payments.  Mortgagor, in consideration of the
         -------------------------------
above extension and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, hereby agrees to pay the principal indebtedness set forth above and all interest accrued thereon on or before the Maturity Date, as extended by Section 1 of this Agreement, and to comply with all of the other
               ---------
terms of the Note and the Mortgage, except to the extent expressly modified by this Agreement.

     3.  No Defenses. Mortgagor hereby agrees and acknowledges that there are no
         -----------
defenses or offsets to the Note, the Mortgage or the debt secured by the Mortgage.

     4.  No Other Changes.  Except as expressly modified by this Agreement, all
         ----------------
of the covenants and agreements contained in the Note and/or the Mortgage remain unchanged and in full force and effect.

     5.  Governing Law.  This Agreement shall be governed by and construed
         -------------
in accordance with the laws of the State of Florida, without reference to its conflict of laws rules.

     6.  Counterparts.  This Agreement may be executed in counterparts,
         ------------
each of which shall constitute an original and both of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



WITNESS:                      MORTGAGOR:

/s/
-----------------------       MEADOWS  PRESERVATION, INC., a Florida
                              corporation

WITNESS:

/s/                           By: /s/ Richard McCann
-----------------------       Name: Richard McCann
                              Title:President


                              MORTGAGEE:

                              MHC LENDING LIMITED PARTNERSHIP, an
                              Illinois limited partnership



WITNESS:                      By:  MHC Lending-QRS, Inc., an Illinois
                                   corporation
/s/
-----------------------
                              By: /s/ David W. Fell
WITNESS:                      Name: David W. Fell
                              Title:Vice President/Assoc. General Counsel
/s/
-----------------------
                                      -3-

__________________________
                          )
STATE OF FLORIDA          )  ss:
                          )
________________ COUNTY   )
__________________________)

The foregoing instrument was acknowledged before me this ___ day of January, 1999, by ____________________ as ____________________ of Meadows Preservation,
Inc., a Florida corporation. He/She is personally known to me or has produced driver's license as identification.


                                   ________________________________
                                   Notary Public

     Name of Notary Printed:



__________________________
                          )
STATE OF ILLINOIS         )  ss:
                          )
COOK COUNTY               )
__________________________)

The foregoing instrument was acknowledged before me this ___ day of January, 1999, by ____________________ as ____________________ of MHC Lending-QRS, Inc.,
General Partner of MHC Lending Limited Partnership, an Illinois limited partnership. He/She is personally known to me or has produced driver's license as identification.


                                   ________________________________
                                   Notary Public

     Name of Notary Printed:

                                      -4-